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                     CERTIFICATE OF OWNERSHIP AND MERGER

                                  MERGING

               CHINA TELECOMMUNICATIONS AND TECHNOLOGIES, INC.

                                    INTO

                       AVIC GROUP INTERNATIONAL, INC.

     AVIC Group International, Inc. ("Avic" or "Corporation"), a corporation organized and existing under the laws of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That this Corporation was incorporated on the 20th day of June, 1996, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this Corporation owns all of the outstanding shares of the stock of China Telecommunications and Technologies, Inc. ("China"), a corporation incorporated on the 13th day of May, 1997, pursuant to the General Corporation Law of the State of Delaware.

     THIRD: That this Corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 26th day of February, 1997, determined to merge into itself said China:

          RESOLVED: That AVIC merge, and it hereby does merge into itself said China and assumes all of its obligations; and it is

          RESOLVED FURTHER: That the merger shall become effective upon filing with the Delaware Secretary of State; and it is

          RESOLVED FURTHER: That the proper officer of this Corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge China and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger, and it is

          RESOLVED FURTHER: That this Corporation change its corporate name in connection with the merger, by amending Article FIRST of the Restated Certificate of Incorporation of this Corporation to read as follows:

                    "FIRST: The name of the corporation is AmTec, Inc."

     FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of AVIC at any time prior to the date of filing the merger with the Secretary of State.

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     IN WITNESS WHEREOF, said AVIC has caused this Certificate to be signed by Joseph R. Wright, Jr., its Chairman, Chief Executive Officer and President, this 14th day of May, 1997.


                                    AVIC GROUP INTERNATIONAL, INC.


                                     By /s/ Joseph B. Wright, Jr.
                                       ---------------------------------
                                        Joseph B. Wright, Jr.,
                                        Chairman, Chief Executive Officer
                                        and President